Exhibit 99.2

News Release

Contact David Speechly, Ph.D. 510.749.1853 David.Speechly@celera.com	45 West Gude Drive Rockville, MD 20850 PHONE 240 453 3000 FAX 240 453 4000 www.celera.com

FOR IMMEDIATE RELEASE

CELERA TO ACQUIRE BERKELEY HEARTLAB, INC.

Acquisition provides Celera with CLIA-certified laboratory to commercialize its broad portfolio of new tests and vehicle to deliver personalized disease management in cardiovascular disease

Acquisition expected to be accretive to earnings and accelerate

Celera’s path to profitability

ROCKVILLE, MD and ALAMEDA, CA — September 4, 2007 — Celera Group (NYSE:CRA), an Applera Corporation business, and Berkeley HeartLab, Inc. (BHL), a privately held company, today announced they have signed a definitive agreement whereby Celera will acquire BHL for approximately $195 million in cash, subject to reduction for certain BHL transaction costs. BHL is a cardiovascular healthcare company with a broad portfolio of CLIA certified tests and disease management services focused on the secondary prevention market. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close during the second quarter of Celera’s fiscal 2008.

BHL participates in the estimated $7.8 billion U.S. market for personalized cardiovascular disease management which is currently growing more than 10 percent annually. BHL’s annual revenues are expected to exceed $85 million in calendar 2007 with solid double digit growth over calendar 2006. BHL turned profitable in calendar 2004, and since then the company has been improving its EBIT margins; in calendar 2006 the company recorded EBIT margins in excess of 17 percent.

Upon completion of the transaction, BHL will be operated as a business unit of Celera. Celera currently anticipates the acquisition will be accretive to earnings in the second half of fiscal 2008, excluding the impact of acquisition-related intangible amortization and transaction and integration expenses. The exact amount of accretion will only be known after the completion of an analysis of the allocation of the purchase price.

“This acquisition provides Celera with a commercial infrastructure to drive adoption of many of its emerging new molecular diagnostic tests that predict risk and individualize treatment in cardiovascular disease,” said Kathy Ordoñez, president of Celera. “Berkeley HeartLab has an

CELERA TO ACQUIRE BERKELEY HEARTLAB, INC.

outstanding medical and scientific reputation, and a strong track record of growth, by providing testing and other services to improve clinical outcomes for patients with cardiovascular disease. Celera’s genetic markers that are intended to identify people at risk for early heart attacks, stroke and blood clots and optimize therapy with cholesterol-lowering drugs, aspirin, anti-coagulants and other cardiovascular drugs should augment Berkeley HeartLab’s current disease management offerings to patients.”

“We are excited to have reached this agreement with Celera that should build on the important work we’ve accomplished thus far in the management of cardiovascular disease,” said Frank Ruderman, Berkeley HeartLab’s Chief Executive Officer. “Access to Celera’s strengths in discovery and product development, and its technology platforms, will further Berkeley HeartLab’s drive to deliver personalized guidance for patients at higher risk for heart disease and secondary prevention cardiovascular care. Combining Celera’s advanced technology with our laboratory operations should make a significant contribution to our overall efficiencies and economies of scale as we anticipate building on our existing areas of expertise and success, and look to expand nationally.”

BHL provides physicians and patients with a comprehensive personalized cardiovascular risk management program encompassing nutrition, exercise, medication compliance, and stress reduction in concert with advanced lipid and other cardiovascular and metabolic testing services. In calendar 2006, BHL received referrals from over 4,100 physicians, processed samples from over 150,000 patients, and performed over 1.6 million tests. For more information about BHL’s products and services, visit www.bhlinc.com.

Founded in 1995, BHL has approximately 300 employees including 110 laboratory personnel and about 80 field-based sales representatives and clinical educators. BHL’s headquarters are located in Burlingame, CA. The company operates a 40,000 square foot CLIA-certified testing laboratory located in Alameda, CA, and has 8 regional disease management centers which anchor the expanding 4MyHeart cardiovascular disease management program.

Molecular Securities Inc. acted as exclusive financial advisor to Applera Corporation. Wachovia Securities acted as exclusive financial advisor to BHL.

Conference Call & Webcast

A conference call with Applera Corporation, Celera and BHL executives will be held today at 1:00 p.m. (ET) to discuss this transaction. The management team will make prepared remarks and answer questions from securities analysts and investment professionals. Investors, securities analysts, representatives of the media and other interested parties who would like to participate should dial 888.873.4896 and enter passcode 91099771 at any time from 12:45 p.m. until the end of the call. This conference call will also be webcast. Interested parties who wish to listen to the webcast should visit the “Investors & Media” section of www.applera.com or www.celera.com. A telephone replay will be available approximately two hours after the completion of the conference call on September 4 until October 4, 2007. Interested parties should call 888-286-8010 and enter passcode 35224777.

About Applera Corporation and Celera

Applera Corporation consists of two operating groups. Celera is primarily a molecular diagnostics business that is using proprietary genomics and proteomics discovery platforms to identify and validate novel diagnostic markers, and is developing diagnostic products

CELERA TO ACQUIRE BERKELEY HEARTLAB, INC.

based on these markers as well as other known markers. Celera maintains a strategic alliance with Abbott for the development and commercialization of molecular, or nucleic acid-based, diagnostic products, and it is also developing new diagnostic products outside of this alliance. Through its genomics and proteomics research efforts, Celera is also discovering and validating therapeutic targets, and it is seeking strategic partnerships to develop therapeutic products based on these discovered targets. The Applied Biosystems Group serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries and develop new pharmaceuticals. Applied Biosystems’ products also serve the needs of some markets outside of life science research, which we refer to as “applied markets,” such as the fields of: human identity testing (forensic and paternity testing); biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers; and quality and safety testing, for example in food and the environment. Applied Biosystems is headquartered in Foster City, CA, and reported sales of nearly $2.1 billion during fiscal 2007. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Celera is available at http://www.celera.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “should,” “anticipate,” and “intend,” among others. These forward-looking statements are based on Applera Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include but are not limited to: (1) failure of the transaction to close when anticipated, or at all, due to the failure to obtain regulatory or other approvals or the inability to obtain such approvals as rapidly as anticipated; (2) risks associated with integrating Berkeley Heart Lab’s products, people, and systems into Celera’s; (3) failure to achieve revenue and cost synergies anticipated to result from the acquisition; (4) Celera is using novel and unproven methods to discover markers for the development of new diagnostic products, which may not be successful; (5) diagnostic products may not receive required regulatory clearances or approvals; (6) the diagnostic industry is very competitive, and new diagnostic products may not be accepted and adopted by the market; (7) demand for diagnostic products may be adversely affected if users of these products cannot receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; and (8) other factors that might be described from time to time in Applera Corporation’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

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Copyright 2007 Applera Corporation. All Rights Reserved. Celera is a registered trademark and Applied Biosystems and Applera are trademarks of Applera Corporation or its subsidiaries in the U.S. and/or certain other countries.